Exhibit 99.1

Onconetix, Inc. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q and Subsequent Filing

Cincinnati, OH, Dec. 12, 2024 (GLOBE NEWSWIRE) -- Onconetix, Inc. (NASDAQ: ONCO) (the “Company”) announced that it received a letter from The Nasdaq Capital Market (“Nasdaq”) on December 6, 2024 indicating that the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Form 10-Q”) is in violation of Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

On December 10, 2024, the Company filed the Form 10-Q with the Securities and Exchange Commission.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Onconetix, Inc.:

Onconetix is a commercial stage biotechnology company focused on the research, development and commercialization of innovative solutions for men’s health and oncology. Through our recent acquisition of Proteomedix, we own Proclarix®, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union (“EU”) under the In Vitro Diagnostic Regulation (“IVDR”). We also own ENTADFI, an FDA-approved, once daily pill that combines finasteride and tadalafil for the treatment of benign prostatic hyperplasia (“BPH”), a disorder of the prostate. For more information, visit www.onconetix.com.

Contact Information:

Onconetix, Inc.

201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

Phone: (513) 620-4101

Investor Contact Information:

Onconetix Investor Relations

Email: investors@onconetix.com